SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):
May 1, 2003

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-2253	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda
(Address of Principal Executive Offices)

HM 08
(Zip Code)

(441) 292-0888
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

On May 1, 2003, PartnerRe Ltd. (the “Company”) announced that it had priced its previously announced offering of 6.75% Series C Cumulative Redeemable Preferred Shares.

A copy of the press release issued by the Company on May 1, 2003, the Underwriting Agreement relating to the Company’s 6.75% Series C Cumulative Redeemable Preferred Shares, a specimen 6.75% Series C Cumulative Redeemable Preferred Share of the Company, and the Certificate of Designation, Preferences and Rights of the Company’s 6.75% Series C Cumulative Redeemable Preferred Shares, respectively, filed with this Current Report on Form 8-K as Exhibits 99.1, 99.2, 99.3 and 99.4, are incorporated herein by reference.

Item 7. Exhibits

99.1	Press Release, dated May 1, 2003.
99.2	Underwriting Agreement relating to the Company’s 6.75% Series C Cumulative Redeemable Preferred Shares, dated May 1, 2003, among the Company and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Warburg LLC and Wachovia Securities, Inc., as Representatives of the Underwriters named therein.
99.3	Specimen 6.75% Series C Cumulative Redeemable Preferred Share of the Company.
99.4	Certificate of Designation, Preferences and Rights of the Company’s 6.75% Series C Cumulative Redeemable Preferred Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 2, 2003	PARTNERRE LTD. (Registrant)

By:	/s/ Christine Patton
Name: Christine Patton Title: General Counsel